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EXHIBIT (d)(iii)
  SUBSCRIPTION CERTIFICATE

         VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                       EASTERN TIME ON THE EXPIRATION DATE

                       BOULDER GROWTH & INCOME FUND, INC.
                      SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Shareholder:

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THIS CARD AND RETURN TO THE SUBSCRIPTION AGENT.

As the registered owner of the Subscription Certificate below, you are entitled to subscribe for the number of shares of Common Stock, $.01 par value per share, of Boulder Growth & Income Fund, Inc. (the "Fund"), shown below pursuant to the Primary Subscription Right and upon the terms and conditions and at the Subscription Price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Record Date Shareholders, as described in the Prospectus. Under the Privilege, any number of additional shares may be purchased by a Rights holder if such shares are available and the holder's Primary Subscription Rights have been fully exercised to the extent possible.

Registered owners will be automatically issued stock certificates. Stock certificates for primary share subscriptions will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Stock certificates for oversubscriptions and confirmation statements reflecting uncertificated share credits for dividend reinvestment accounts will be delivered as soon as practicable after the Expiration Date (as set forth in the Prospectus) and after all allocations have been effected.

                    THE SUBSCRIPTION RIGHTS ARE TRANSFERABLE.

Payment must be in United States dollars. Only money orders or checks drawn on a bank located in the continental United States and made payable to Boulder Growth & Income Fund, Inc. will be accepted. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

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         VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                       EASTERN TIME ON THE EXPIRATION DATE




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Control No.     Rights Represented by this Subscription Certificate:

CUSIP No.

                       BOULDER GROWTH & INCOME FUND, INC.
                             RIGHTS FOR COMMON STOCK
           (Complete appropriate section on reverse side of this form)

The registered owner of this Subscription Certificate named below, or assigns, is entitled to the number of Rights to subscribe for the Common Stock, $.01 par value, of Boulder Growth & Income Fund, Inc. (the "Fund") shown above, in the ratio of one share of Common Stock for each one Right, pursuant to the Primary Subscription Right and upon the terms and conditions and at the price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Record Date Stockholders only, as described in the Prospectus. Under this Privilege, any number of additional shares may be purchased by a Record Date Stockholder if such shares are available and the owner's Primary Subscription Rights have been fully exercised to the extent possible and the pro rata allocation requirements have been satisfied. Stock certificates for the shares subscribed for pursuant to the Primary Subscription Right will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Stock certificates for the shares subscribed for pursuant to the Over-Subscription Privilege will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. The Subscription Certificate may be transferred in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. To subscribe pursuant to the Primary Subscription Right or the Over-Subscription Privilege, one Right and the Subscription Price are required for each share of Common Stock. Payment of $5.09 per share must accompany the Subscription Certificate.

                            See reverse side of form.




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To subscribe for your primary shares please complete line "A" on the card below.

     Example:     100 shares = 100 rights
               100 rights divided by 1 = 100 primary shares
                    100 x  $5.09  = $509.00
               (No. of shares)

If you are not subscribing for your full Primary Subscription, check box "D" below and we will attempt to sell any remaining unexercised Rights.

To subscribe for any over-subscription shares please complete line "B" below.

Please Note: Only Record Date Stockholders who have exercised their Primary Subscription in full may apply for shares pursuant to the Over-Subscription Privilege.

Payment of Shares: Full payment for both the primary and over-subscription shares or a notice of guaranteed delivery must accompany this subscription. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

If the aggregate Subscription Price paid by a Record Date Stockholder is insufficient to purchase the number of shares of Common Stock that the holder indicates are being subscribed for, or if a Record Date Stockholder does not specify the number of shares of Common Stock to be purchased, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to purchase shares of Common Stock to the full extent of the payment rendered. If the aggregate Subscription Price paid by a Record Date Stockholder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Record Date Stockholder has subscribed, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

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    THIS CERTIFICATE IS VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT BEFORE
                          5:00 PM, EASTERN TIME ON THE
       EXPIRATION DATE (DECEMBER 20, 2002) (UNLESS EXTENDED) AT ONE OF THE
                              FOLLOWING ADDRESSES:

BY MAIL                 BY HAND DELIVERY:             BY OVERNIGHT COURIER:
Colbent Corporation     Securities Transfer &         Colbent Corporation
Attention:              Reporting Services, Inc.      Attention:  Corporate
Corporate Actions       c/o Colbent Corporation       Actions
P.O. Box 859208         100 William Street,           40 Campanelli Drive
Braintree,              Galleria                      Braintree, Massachusetts
Massachusetts           New York, New York  10038     02184
02185-9208




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                    PLEASE FILL IN ALL APPLICABLE INFORMATION
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     A. Primary Subscription _____________ x  ______________*  = $ _____________
                        (1 Right = 1 share)   (No .of Shares)   (Purchase Price)

     B.  Over-Subscription Privilege ___________ x ____________*  = $ _______(1)
                                  (No. of Shares) (Purchase Price)

     C. Amount of Check Enclosed (or amount in notice of guaranteed delivery) = $____________

     D. Sell any Remaining Rights    [_]

     E. Sell all of my Rights        [_]

     (1) The Over-Subscription Privilege can be exercised only by a Record Date Shareholder, as described in the Prospectus, and only if the Rights initially issued to him are exercised to the fullest extent possible.

     * $5.09 is the "estimated" Subscription Price. The actual Subscription Price determined on the Expiration Date may be higher or lower. It is possible that shareholders will receive a refund or be required to pay additional amounts equal to the difference between the estimated Subscription Price and the actual Subscription Price.

SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the face amount of Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus.

TO SELL: If I have checked the box on either line D or on line E, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.


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Signature(s) of Subscriber(s)

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Address for delivery of Shares if other than shown on front

If permanent change of address, check here [_]

Please give your telephone number (        )

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Please give your email address:

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SECTION 2. TO TRANSFER RIGHTS (except pursuant to D or E above):

For value received, _________ of the Rights represented by the Subscription Certificate are assigned to:


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(Print full name of Assignee)


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(Print full address)


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(Signature of Assignee)

IMPORTANT: The Signature must be guaranteed by: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

Signature (name of bank of firm):


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Guaranteed By (signature/title):


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